As filed with the Securities and Exchange Commission on February 5, 2007

Registration No. 333-58874

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________________________

POST-EFFECTIVE AMENDMENT TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________________

RIM SEMICONDUCTOR COMPANY
(Exact name of registrant as specified in its charter)

UTAH	95-4545704
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

305 NE 102ND AVE, SUITE 105
PORTLAND, OR 97220

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

________________________________________________________________________

BRAD KETCH
PRESIDENT AND CHIEF EXECUTIVE OFFICER
RIM SEMICONDUCTOR COMPANY
305 NE 102ND AVE, SUITE 105
PORTLAND, OR 97220
(503) 257-6700
(Name, Address, Including Zip Code, And Telephone Number,
Including Area Code, Of Agent For Service)

COPY TO:
LAWRENCE B. MANDALA
MUNCK BUTRUS, P.C.
900 THREE GALLERIA TOWER
13155 NOEL ROAD
DALLAS, TEXAS 75240
(972) 628-3600

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (File Number 333-58874) filed on May 25, 2001, and all amendments and supplements thereto, pertaining to the resale, from time to time, of an aggregate of up to 12,262,483 shares of Registrant’s common stock by persons who are referred to therein as selling shareholders.

The undersigned Registrant hereby removes and withdraws from registration all shares of the Registrant’s common stock registered pursuant to this Registration Statement that remain unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned hereunto duly authorized in Portland, Oregon on February 2, 2007.

Rim Semiconductor Company

Dated: February 2, 2007	By:	/s/ Brad Ketch
Brad Ketch President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Brad Ketch ____________________________________________________________ Brad Ketch	President, Chief Executive Officer and Director (principal executive, financial and accounting officer)	February 2, 2007

/s/ Ray Willenberg, Jr. ____________________________________________________________ Ray Willenberg, Jr.	Chairman of the Board and Executive Vice President	February 2, 2007

/s/ Thomas J. Cooper ____________________________________________________________ Thomas J. Cooper	Director	February 2, 2007

/s/ Jack L. Peckham ____________________________________________________________ Jack L. Peckham	Director	February 2, 2007
/s/ Tan Boon Tiong ____________________________________________________________ Tan Boon Tiong	Director	February 2, 2007